EXHIBIT 99.2

SECTION 906 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of SonoSite, Inc. for the three months ended March 31, 2003, I, Michael J. Schuh, Chief Financial Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)      such Quarterly Report on Form 10-Q of SonoSite, Inc. for the three months ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)      the information contained in such Quarterly Report on Form 10-Q of SonoSite, Inc. for the three months ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ MICHAEL J. SCHUH

Michael J. Schuh Vice President-Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

May 14, 2003

     A signed original of this written statement required by Section 906 has been provided to SonoSite, Inc. and will be retained by SonoSite, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.